THIRD AMENDMENT TO
                               ------------------
                           PUT AND PURCHASE AGREEMENT
                           --------------------------
                    (AL II Holdings - 14 Operating Facilities
                          and 5 Development Facilities)

     This Third Amendment to Put and Purchase Agreement (this "Amendment") is made this 1st day of January, 2002 by and among Daniel R. Baty, individually and on behalf of his marital community ("Obligor"), AL II Holdings LLC, a Delaware limited liability company ("AL II Holdings"), AL Investors II LLC, a Delaware limited liability company ("AL Investors II"), AL Investors Development LLC, a Delaware limited liability company ("AL Development"), and each of the Facility Entities which own a Facility. AL Investors II is executing this Amendment for itself and as the sole managing member on behalf of each of the Facility Entities which own an Operating Facility or a Refinanced Facility (or in cases where such Facility Entity is a limited partnership, as sole managing member on behalf of the general partner thereof) and AL Investors Development is executing this Amendment for itself and as the sole managing member on behalf of five (5) of the Facility Entities which own a Development Facility, all as set forth on and identified on Exhibit A to the Put and Purchase Agreement (as hereinafter defined).

                                    Recitals
                                    --------

     A. Obligor, AL II Holdings, AL Investors II, and AL Development entered into that certain Put and Purchase Agreement (AL II Holdings - 14 Operating Facilities and 5 Development Facilities), dated as of March 26, 1999, as amended by First Amendment to Put and Purchase Agreement, dated as of March 27, 2000, and as amended by Second Amendment to Put and Purchase Agreement, dated March 22, 2001 (as amended, the "Put Agreement").

     B. In connection with the transaction described in the Put Agreement, AL Investors II and /or its affiliates entered into (i) that certain Management Agreement with Option to Purchase (AL II - 14 Operating Facilities), dated March 26, 1999, as amended by First Amendment dated March 27, 2000, as amended by Second Amendment dated March 22, 2001, and as amended by Third Amendment effective January 1, 2002 (as amended, the "AL II Management Agreement"), and
(ii) that certain Management Agreement with Option to Purchase (AL II - 5 Development Facilities), dated March 26, 1999 (the "AL II Development Management Agreement"), and (iii) that certain Management Agreement with Option to Purchase (Teachers), dated March 27, 2000 (the "AL II Management Agreement (Teachers);collectively with the AL II Management Agreement and the AL II Development Management Agreement, the "AL II Management Agreements").

     C. The parties hereto or certain affiliates thereof also entered into that certain Management Agreement with Option to Purchase (Emeritrust 25), dated December 30, 1998, as amended by First Amendment dated March 22, 2001, and as amended by Second Amendment effective January 1, 2002, pursuant to which, among other things, AL Investors LLC, a Delaware limited liability company, and the Facility Entities defined therein engaged Manager to manage certain Facilities described therein (as amended, the "AL I Management Agreement"), as well as that certain related Put and Purchase Agreement dated December 30, 1998, as amended by First Amendment to Put and Purchase Agreement dated March 26, 1999, by Second Amendment dated March 22, 2001, and by Third Amendment effective as of January 1, 2001 (as amended, the "AL I Put Agreement"),

     D. GMAC Commercial Mortgage Corporation ("GMAC") is the lender under the Senior Loan under both the AL I Management Agreement and the AL II Management Agreements. The Senior Loan as defined in the AL I Management Agreement is referred to herein as the "AL I Senior Loan".

     E. AL Investors may elect to refinance one or more of the Facilities with lenders originating loans insured by the Federal Housing Administration, an organizational unit of the United States Department of Housing and Urban Development, or other similar lenders, which may be locked to repayment at the time the Put Notice is given or Obligor's Option is exercised (each a "New Loan").

     F. In connection with extension of the AL I Senior Loan and the Senior Loan as defined in the Put Agreement, and in anticipation of one or more New Loans, the parties now desire to amend the Put Agreement on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of Ten and No/100 Dollars, the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Definitions.  All  terms  capitalized herein but not defined shall have the
     -----------
meanings  given  them  in  the  Put  Agreement.

     Triggering  Events.  Section 3.1(a) (as previously replaced under paragraph
     ------------------
2 of the Second Amendment) is hereby deleted in its entirety and replaced with the following: "(a) If Emeritus does not give notice of its exercise of its Purchase Options under all three of the AL II Management Agreements at least 15 days prior to the expiration or sooner termination of the Extension Period (as defined in the AL I Management Agreement), or does not close its Purchase Options under all three of the AL II Management Agreements on or before the maturity date of the Senior Loan, subject to such extension for closing as may be granted in the AL II Management Agreements". Section 3.1(c) is hereby amended by adding at the end thereof the following: "or AL Investors II has elected to terminate the AL II Management Agreement or the Management Agreement (Teachers), or AL Investors Development has elected to terminate the Development
     Management  Agreement,  pursuant  to  a  right  to  do  so".



     Exercise  of Option.  The sentence added at the end of section 3.1 pursuant
     -------------------
to paragraph 3 of the Second Amendment is hereby deleted and replaced with the following: Notwithstanding the 6th sentence of the last full paragraph in this
Section 3.1, AL II Holdings may give the Put Notice to Obligor at any time after the Triggering Event but in any event within 60 days after the expiration of the Extension Period.

     Time  of  Exercise.  Subject  to  the  provisions of Paragraph 3 above, the
     ------------------
clause "December 31, 2001, subject to such extension for closing as may be granted in the AL II Management Agreements" (as added pursuant to paragraph 4 of the Second Amendment) is hereby deleted and replaced in its entirety with the following: "the end of the Extension Period, subject to any extension for closing as may be granted in the AL II Management Agreements".

     Exercise  of  Put.  The second and third sentences of the last paragraph of
     -----------------
Section 3.1 of the Put Agreement is hereby deleted in its entirety and replaced with the following: "Upon the occurrence of any one or more of the Triggering Events, AL II Holdings may require Obligor to purchase a total of ten (10) Facilities with respect to Triggering Events (a), (b), (c) and (d), and twelve
(12) Facilities with respect to Triggering Event (e), all on the terms and conditions of this Agreement and subject to the provisions of paragraph 6 of the
     Third Amendment permitting the transfer of certain put rights to and from the AL I Put Agreement. The designation of which 10 or 12 Facilities (as applicable, in the aggregate under both this Put Agreement and the AL I Put Agreement) Obligor shall be obligated to purchase shall be in AL Holding's sole, absolute and unfettered discretion.

     Selection  of  Facilities.  Paragraph  5  of the Second Amendment is hereby
     -------------------------
deleted and replaced in its entirety with the following: AL II Holdings shall have the right to transfer any or all of its put rights to AL Investors for exercise in accordance with the AL I Put Agreement by electing to decrease the number of Put Facilities to be selected by AL II Holdings under the Put Agreement and to simultaneously and by like amount increase the number of Put Facilities to be selected by AL Investors under the AL I Put Agreement, it being the intention of the parties that the total number of facilities that Obligor may be required to purchase under this Put Agreement and the AL I Put Agreement shall not exceed 10 in the aggregate with respect to Triggering Events (a), (b),
(c)  and  (d),  or  12  in  the  aggregate with respect to Triggering Event (e).

     Conveyances  Subject  to  New  Loan.  It is expressly understood and agreed
     -----------------------------------
that Obligor taking title to a Facility pursuant to a Put Notice or Obligor's Option shall be required to assume any New Loan not then subject to prepayment, and shall pay all costs and fees associated with such loan assumption. In addition, it shall be Obligor's responsibility to cause all conditions and requirements relating to the assumption of the New Loan to be satisfied in full as of Closing. Obligor shall receive a credit against the purchase price for the purchased Facilities for the assumed balance and any accrued interest due on any  assumed  New  Loan.

     Notices.  All  notices to be given by either party to this Amendment to the
     -------
other party hereto shall be in writing, and shall be sent to the parties at the addresses and in the manner set forth in the Put Agreement.

     Ratification.  The  Put  Agreement, as amended by this Amendment, is hereby
     ------------
ratified  and  confirmed.

     Headings.  The  headings  contained herein are for convenience of reference
     --------
only and are not intended to define, limit or describe the scope or intent of any provision of this Amendment.

     Applicable  Law.  This  Amendment shall be construed and interpreted and be
     ---------------
governed  by  the  laws  of  the  State  of  Washington.

     12.     Counterparts.  This  Amendment  may be signed in counterparts, each
             ------------
of  which  when  taken  together  shall  constitute  an  original  document.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date and year first above written.


OWNER:     AL  II  HOLDINGS LLC, a Delaware limited liability company for itself and as sole managing member on behalf of each of AL Investors II LLC and AL Investors Development LLC


By     /s/  Norman  L.  Brendan
       ------------------------
     Norman  L.  Brendan
     Managing  Manager

     AL INVESTORS DEVELOPMENT LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Facility Entities which owns a Development Facility

By     /s/  Norman  L.  Brendan
       ------------------------
     Norman  L.  Brendan
     Managing  Manager


     AL INVESTORS II LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Facility Entities which owns an Operating Facility other than a Refinanced Facility (or in cases where such Facility Entity is a limited partnership, as sole managing member on behalf of the general partner of such Facility Entity)


By     /s/  Norman  L.  Brendan
       ------------------------
     Norman  L.  Brendan
     Managing  Manager


Each  of  the  Facility  Entities  which  owns  a  Refinanced  Facility

By:     /s/  Norman  L.  Brendan
        ------------------------
     Norman  L.  Brendan
     Managing  Manager


OBLIGOR:

     /s/  Daniel  R.  Baty
     ---------------------
     Daniel  R.  Baty,  individually  and  on  behalf  of  his marital community

The undersigned lender in connection with the Junior Loan has executed this Agreement for the sole purpose of consenting to the foregoing Third Amendment to Put and Purchase Agreement (AL II Holdings- 14 Operating Facilities and 5 Development Facilities.

Senior  Housing  Partners  I,  L.P.,
a  Delaware  limited  partnership


By:     /s/  Noah  R.  Levy
        -------------------
     Name  Noah  R.  Levy
           --------------
     Title  Vice  President
            ---------------